EXHIBIT 5.1


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                      MALIZIA, SPIDI, SLOANE & FISCH, P.C.
                                ATTORNEYS AT LAW
                               1301 K STREET, N.W.
                                 SUITE 700 EAST
                             WASHINGTON, D.C. 20005
                                 (202) 434-4660
                            FACSIMILE: (202) 434-4661

                                                     WRITER'S DIRECT DIAL NUMBER



August 26, 1998

Board of Directors
Ridgewood Financial, Inc.
55 North Broad Street
Ridgewood, New Jersey 07450

         Re:      Registration Statement Under the Securities Act of 1933
                  -------------------------------------------------------

Ladies and Gentlemen:

     This opinion is rendered in connection with the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to the offer and sale of up to 1,616,095 shares of common stock, par value $0.10 per share (the "Common Stock"), of Ridgewood Financial, Inc. (the "Company"), including shares to be issued to certain employee benefit plans of the Company and its subsidiary. The Common Stock is proposed to be issued pursuant to the Plan of Reorganization and Stock Issuance (the "Plan") of Ridgewood Savings Bank of New Jersey, (the "Savings Bank") in connection with the Savings Bank's reorganization from a mutual savings bank form of organization to a mutual savings bank holding company form of organization, whereby the Savings Bank will convert to the stock form of organization and become a wholly owned subsidiary of the Company, the mutual savings bank holding company, Ridgewood Financial, MHC (in organization) (the "MHC"), will own a majority of the shares of the Company, and a minority of the shares of the Company are to be offered and sold to the public (the "Reorganization"). As special counsel to the Savings Bank, the MHC and the Company, we have reviewed the corporate proceedings relating to the Plan and the Reorganization and such other legal matters as we have deemed appropriate for the purpose of rendering this opinion.

     Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the aforesaid Registration Statement will, when issued in accordance with the terms of the Plan against full payment therefor, be validly issued, fully paid, and non- assessable shares of Common Stock of the Company.

     We assume no obligation to advise you of changes that may hereafter be brought to our attention.


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Board of Directors
August 26, 1998
Page Two


     We hereby consent to the use of this opinion and to the reference to our firm appearing in the Company's Prospectus under the headings "The Reorganization - Federal and State Tax Consequences of the Reorganization" and "Legal and Tax Opinions." We also consent to any references to our legal opinion referred to under the aforementioned headings in the Prospectus.



                                         Very truly yours,


                                         /s/MALIZIA, SPIDI, SLOANE & FISCH, P.C.
                                         ---------------------------------------
                                         MALIZIA, SPIDI, SLOANE & FISCH, P.C.